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INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Amendment No. 2 to Registration Statement No. 333-2367 of State Bancorp, Inc. on Form S-3 of our report dated January 26, 1996, incorporated by reference in the Annual Report on Form 10-K of State Bancorp, Inc. for the year ended December 31, 1995, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/s/ DELOITTE & TOUCHE LLP
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Jericho, New York
May 20, 1996